      As filed with the Securities and Exchange Commission on June 27, 1997
================================================================================
                                                              File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                    --------

                        COMMUNITY MEDICAL TRANSPORT, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                             13-3507464
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                         Identification Number)

                                45 Morris Street
                             Yonkers, New York 10705
                                 (914) 963-6666
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            DEAN L. SLOANE, President
                                45 Morris Street
                             Yonkers, New York 10705
                                 (914) 963-6666
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    --------

                                   Copies to:


                           MICHAEL D. DiGIOVANNA, Esq.
                           PARKER DURYEE ROSOFF & HAFT
                                529 Fifth Avenue
                            New York, New York 10017
                                 (212) 599-0500

                                    --------

         Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                        CALCULATION OF REGISTRATION FEE

   Title of Each Class                                     Proposed Maximum           Proposed Maximum
   of Securities to be            Amount to be              Offering Price               Aggregate                  Amount of
        Registered                Registered                 Per Share(1)            Offering Price(1)          Registration Fee
       ------------               -----------               --------------           ------------------         ----------------
Common Stock,
$0.001 par value                 244,804 shs.(2)                 $3.05                   $746,652.20                  $226.26

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low sales prices of the Common Stock on The Nasdaq National Market on June 25, 1997.
(2) Includes 75,000 shares of Common Stock issuable upon exercise of certain Rights, and 161,825 shares of Common Stock issuable upon conversion of a certain convertible note (the "Note") each issued to the selling stockholder hereunder. Additional shares of Common Stock issuable in the future upon exercise of the Rights and conversion of the Note pursuant to certain anti-dilution adjustments are also being registered hereunder.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

PROSPECTUS
----------

                                 244,804 Shares
                        COMMUNITY MEDICAL TRANSPORT, INC.
                                  Common Stock

         The 244,804 shares of common stock, par value $.001 per share (the "Common Stock"), to which this Prospectus relates (the "Shares") are being offered, from time to time, on behalf of and for the account of a certain stockholder (the "Selling Stockholder") of Community Medical Transport, Inc. (the "Company") as identified herein under "Selling Stockholder." The Shares are comprised of 7,979 shares which are to be issued to the Selling Stockholder, 75,000 shares which are issuable upon exercise of certain rights (the "Rights") and 161,825 shares which are issuable upon conversion of a certain convertible note (the "Note") each issued to the Selling Stockholder by the Company. The distribution of the Shares by the Selling Stockholder, or by pledgees, donees, distributees, transferees or other successors in interest, may be affected from time to time by underwriters who may be selected by the Selling Stockholder and/or broker-dealers, in one or more transactions (which may involve crosses and block transactions) on The Nasdaq National Market or other over-the-counter markets or, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with rules of such over-the-counter markets or exchanges, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the distributions of the Shares or otherwise, the Selling Stockholder may enter into hedging or option transactions with broker-dealers and may sell Shares short and deliver the Shares to close out such short positions. The Company has agreed to indemnify the Selling Stockholder, underwriters who may be selected by the Selling Stockholder and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Stockholder" and "Plan of Distribution."

                             ----------------------

These securities involve a high degree of risk. See "Risk Factors" commencing on page 5.
                             -----------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
      UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

         The Company has agreed to pay all expenses of registration in connection with this offering but will not receive any of the proceeds from the sale of the Shares being offered hereby other than proceeds upon the exercise of the Rights. All brokerage commissions and other similar expenses incurred by the Selling Stockholder will be borne by such Selling Stockholder. The aggregate proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of the Shares sold, less the aggregate brokerage commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company.

         The Common Stock being offered hereby by the Selling Stockholder has not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Common Stock should confirm the registration thereof under the securities law of the state in which such transactions occur, or the existence of any exemption from registration.

         The Common Stock is listed for trading on The Nasdaq National Market. On June 25, 1997, the last sale price of the Common Stock as reported by The Nasdaq National Market was $3-1/16 per share.

                  The date of this Prospectus is _______, 1997.

                                TABLE OF CONTENTS


                                                                      Page
                                                                      ----

Available Information...................................................2
Incorporation of Certain Documents by Reference.........................3
The Company ............................................................4
Risk Factors............................................................5
Use of Proceeds.........................................................7
Selling Stockholder.....................................................7
Plan of Distribution....................................................8
Legal Matters...........................................................9
Experts.................................................................9



         No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus or incorporated by reference to this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, the Company files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or from the Commission's web site at http://www.sec.gov. The Common Stock is traded on The Nasdaq National Market and reports and other information concerning the Company may be inspected and copied at The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, DC 20006.



         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Incorporated herein by reference are the following documents filed by the Company with the Commission (File No. 0-24640) under the Exchange Act:

         (a) The Company's Annual Report on Form 10-KSB and Form 10-KSB/A-1 for its fiscal year ended December 31, 1996;

         (b) The Company's Quarterly Report on Form 10-QSB for its fiscal quarter ended March 31, 1997; and

         (c) The Company's Registration Statement on Form 8-A for a description of the Common Stock.


         All documents filed by the Company with the Commission pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent hereto, but prior to the termination of this offering, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owners, to whom a copy of this Prospectus is delivered, upon the written and oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference (other than the exhibits to such documents). Requests for such copies should be directed to Dean L. Sloane, President, 45 Morris Street, Yonkers, New York 10705; telephone number (914) 963-6666.

                                   THE COMPANY

General

         Community Medical Transport, Inc. (the "Company"), through its subsidiaries, provides medical transportation and other specialized services in the New York-New Jersey metropolitan area. These services include specialized transportation for the handicapped, disabled, mentally retarded, elderly and chronically ill to and from day treatment centers, day care programs, hospitals, nursing homes, dialysis centers, and other health care facilities. This service is provided in ambulettes -- specialized vans that contain ramps and other equipment designed to secure and safely transport wheelchair bound passengers. These services also include emergency and non-emergency ambulance transportation services, including limited "911" emergency service, for patients who require basic medical care or supervision during transport to and from hospitals, nursing homes and other health care facilities.

         The Company was incorporated in Delaware in November 1988 under the name Med Management, Inc., and thereafter changed its name first to Regent Management Group, Inc. in 1989 and then to Community Medical Transport, Inc. in 1994. The Company consummated an initial public offering in October 1994 (the "IPO").

         As overall demand for ambulance and ambulette services is increasing, contracting parties and regulatory authorities are imposing more stringent requirements in terms of quality of care and cost of service. Ambulance and ambulette service providers are facing increasing demand to deploy vehicles more efficiently, employ more highly trained personnel and otherwise operate more cost- efficiently. These requirements and their associated costs are producing consolidation opportunities as smaller service providers seek to combine with larger providers to gain access to greater financial, technological and managerial resources to improve dispatch systems, fleet maintenance, training of personnel, accounts receivable recovery and marketing capability. In addition, there are significant barriers to entry into this industry, particularly with respect to ambulance services. As a result, the Company believes that well-established transportation providers with a strong customer base, a reputation for high quality of service, and profitable operations will have considerable opportunity to expand their operations through acquisitions and consolidation of smaller local providers.

         The Company believes that the fragmented nature of its industry combined with increasing performance requirements and cost burdens imposed on smaller companies creates favorable acquisition and expansion opportunities for the Company.

         In the New York - New Jersey metropolitan and surrounding area the Company had intended, through acquisitions and expansion, to build a network of and become a significant provider of ambulette and ambulance services. The Company believes it is now a significant medical transportation provider in the New York - New Jersey metropolitan area and intends to further expand through acquisitions and internal growth. The Company intends to achieve this by:

o Continuing its commitment to high quality, specialized and medical transportation services provided by qualified personnel;

o Acquiring ambulance and ambulette service providers in the New York - New Jersey metropolitan area, and integrating and consolidating these companies and their operations with the operations of the Company. The Company believes such acquisitions and consolidations will improve the efficiency of existing operations;

o Expansion of services through increased marketing efforts to day care centers, nursing homes, hospitals, and other health care facilities and providers;

o Preserving ties to the local community and providing continuity of service and community relations, which may include retaining management of its acquired service providers, where necessary.

         The Company may also seek to expand through the acquisition of ambulance and ambulette providers outside of the New York - New Jersey metropolitan area with high quality management and strong performance records. The Company will consider acquisition candidates that it believes offer attractive opportunities for intrinsic growth and expansion into nearby service areas and where the Company believes it may become a significant provider.

         Management believes that such acquisitions would enable it to achieve economies of scale, improve its gross margins and increase its ability to compete with other service providers. The Company may retain senior management of acquired companies outside of the New York - New Jersey metropolitan area after the acquisition to manage local operations. The Company will also consider acquiring businesses that provide related health care services including the distribution of durable medical equipment and supplies.

         The principal executive offices of the Company are located at 45 Morris Street, Yonkers, New York 10705 and its telephone number is (914) 963-6666.

         Unless the context otherwise requires, references to the "Company" contained in this Prospectus include all subsidiaries of the Company.

Recent Developments

         In April 1997 a former employee of a subsidiary of the Company commenced an action in the Superior Court of the State of Connecticut (Allen Bemus v. Community Medical Transport, Inc., Empire Ambulance and Ambulette, Inc.) against the Company and the subsidiary for breach of an employment agreement, a covenant not to compete and other miscellaneous claims. The employee is seeking compensatory damages in excess of $250,000 and punitive damages. The Company is preparing its answer to the complaint. The Company believes that it has valid defenses and offsets against the employee's claims and is considering seeking a dismissal of the action for lack of jurisdiction.

                                  RISK FACTORS

         An investment in the securities offered hereby involves a high degree of risk. Prospective investors should consider carefully the following risks and speculative factors, among other things, in making a decision concerning the purchase of securities offered hereby:

         Dependence Upon Third Party Reimbursement. A substantial majority of the Company's revenues are attributable from reimbursement by third-party payors, particularly Medicare and Medicaid, typically invoicing and collecting payments directly from the third-party payor. During the fiscal year ended December 31, 1996 and the three months ended March 31, 1997, the Company derived approximately 60% and 52%, respectively, of its net revenues from Medicaid and Medicare, approximately 11% and 7%, respectively, of its net revenues from Beth Abraham Hospital (the Company's only fixed-cost provider) and approximately 29% and 41%, respectively, of its net revenues from private insurers and other non-governmental sources. The revenues, cash flows and profitability of the Company, like those of other companies in the health care industry, are affected by the continuing efforts of third-party payors to control expenditures for health care. In addition, reimbursement can be influenced by the financial instability of private third-party payors and by budget pressures and cost shifting by governmental payors. A reduction in coverage or reimbursement rates by third-party payors could have a material adverse effect on the Company's results of operations. Various measures are being considered by federal, state and local governments which could result in a reduction in coverage or reimbursement amounts.

         Growth Strategy - Acquisition of Ambulette and Ambulance Service Providers; Possible Capital Requirements. The Company's growth strategy depends in large measure on its ability to acquire and successfully operate additional ambulette and ambulance service providers. There can be no assurance that suitable additional acquisitions can be identified, consummated or successfully operated or that the Company's goals will otherwise be achieved. In addition, increased competition may increase purchase prices for acquisitions to levels beyond the Company's financial capability. The Company may require cash to complete future acquisitions.

         Dilutive Effect of Issuances of Securities. The Company may use securities and notes as a significant portion of the consideration for future acquisitions. Issuance of such securities will dilute the interests of the then existing stockholders of the Company.

         Government Regulation. The Company's business is subject to governmental regulation at the federal, state and local levels. Such regulation covers licensing, rates, employee certification, environmental matters, vehicle and equipment review and other factors. Failure to comply with applicable regulatory requirements can result in, among other things, fines, operating restrictions or suspensions and loss of essential licenses. If the Company fails to comply with governmental requirements pertaining to Medicaid and Medicare reimbursements, the Company can be terminated as a service provider compensated by Medicaid and Medicare. This could jeopardize the ability of the Company to maintain reimbursement from other programs. There can be no assurance that federal, state or local laws or regulations will not be adopted which could increase the Company's cost of doing business, reduce reimbursement levels or otherwise have a material adverse effect on the Company's business, financial condition or operating results. There is also an inherent risk in the acquisition of any provider that, despite a comprehensive due diligence investigation by the Company, past noncompliance by the acquired provider may not be discovered until after the acquisition is completed, and remediation by the Company of such noncompliance may be necessary. Additionally, all of the Company's operations as well as its records are subject to review and inspection by various governmental agencies from time to time.

         Competition. The ambulance and ambulette industry is highly competitive. Principal participants include government entities, large regional ambulance service providers, hospitals and numerous local providers. The Company competes with several large firms in its market, including Med-Trans, a subsidiary of Laidlaw, Transcare and Metropolitan Ambulance. The Company also encounters competition, particularly with respect to ambulette services, from small providers operating in the New York-New Jersey metropolitan area. In addition to present competition, other companies that do not currently operate ambulance or ambulette services may enter the ambulance/ambulette service business. There can be no assurance that health care facilities that presently contract for ambulance or ambulette services will not choose to provide ambulance or ambulette services directly in the future. Furthermore, the Company believes that it may encounter significant competition for acquisitions of other medical transportation service providers from competitors with greater capital and other resources than the Company which are actively seeking to acquire service providers.

         Liability Claims in Excess of Insurance Coverage. The Company is subject to automobile and other liability claims relating to the services performed by it in the ordinary course of its business. The Company maintains liability insurance policies providing insurance coverage which it believes to be adequate. However, there can be no assurance that claims in excess of the Company's insurance coverage or claims not covered by insurance, such as claims for punitive damages, will not arise. In addition, the Company's insurance policies generally must be renewed on an annual basis. Although the Company has not experienced difficulty in obtaining insurance coverage at acceptable rates, there can be no assurance that it will continue to be able to do so in the future.

         Uncertainty Regarding Health Care Reform Proposals. Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental change. The Company anticipates that Congress and state and local legislatures will review and assess alternative health care delivery systems and cost-control measures, and public debate of these issues will likely continue in the future. The Company cannot predict the effect any measures, if adopted in the future, will have on the Company's business.

         Reliance on Key Personnel. The Company is dependent on its senior management, particularly Dean L. Sloane, President, and Craig V. Sloane, Vice President-Operations. The Company has key man insurance on the life of Dean L. Sloane in the amount of $1,000,000, with proceeds payable to the Company. The Company has entered into employment agreements with Dean L. Sloane and Craig V. Sloane which expire in October 1997. The loss of Dean L. Sloane or Craig V. Sloane or other key personnel, or the failure to recruit and retain necessary additional personnel, could have an adverse effect on the Company and its operations. In addition, execution of the Company's acquisition program will increase the demands on the Company's management and could create a need for new personnel or the development of additional expertise by existing personnel. The failure of the Company to attract and retain personnel with the requisite expertise or to develop such expertise internally could adversely affect the prospects for the Company's success. Finally, ties between local management of an acquired ambulance/ambulette service provider and the community which it serves are often important in continuing community relations following an acquisition. To the extent that the Company is unable to retain the management of an acquired provider, the Company's business relations with the relevant community could be adversely affected.

         Control by Directors and Officers. The Company's directors and executive officers and their affiliates beneficially own approximately 30.3% of the shares of the Company's Common Stock. Consequently, these stockholders will have a substantial influence on the outcome of any matters submitted to the Company's stockholders for approval, including the election of directors. Such concentration of ownership may also have the effect of preventing a change in control of the Company.

         Possible Volatility of Stock Price. There has been volatility in the market price of securities of health care companies. Future announcements concerning the Company or its competitors, including variations in financial results, changes in general market conditions, governmental regulations, reimbursement changes, or other developments may have a significant impact on the market price of the Company's securities and could cause the market price of the Company's securities to fluctuate significantly. In addition, broad market fluctuations and general economic or political conditions may adversely affect the market price of the Company's securities, regardless of the Company's actual performance.

         Dividend Policies. The Company plans to retain future earnings for use in its business and, accordingly, the Company does not anticipate paying dividends in the foreseeable future. Payment of dividends is within the discretion of the Company's Board of Directors and will depend, among other factors, upon the Company's earnings, financial condition and capital requirements.

         Potential Adverse Effect of Future Issuances of Authorized Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of serial preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock, with such rates of dividends, redemption provisions, liquidation preferences, voting rights, conversion privileges and other characteristics as the Board of Directors may deem necessary. Such preferred stock, if issued, could adversely affect the holders of the Common Stock. In addition, the preferred stock could discourage, delay or prevent a takeover of the Company. Series BB preferred stock is currently issued and outstanding and convertible into shares of the Company's Common Stock.

         Anti-Takeover Provisions. The Company's Restated Certificate of Incorporation and By-laws contain certain provisions which may have the effect of delaying or preventing a change in control of the Company. Such provisions include limitations on stockholder action (including limitations on the ability to remove Board members). Additionally the employment agreement between the Company and Dean L. Sloane provides for certain payments to be made to Mr. Sloane in the event of a "change in control" of the Company, as defined in such agreement. This may also have the effect of discouraging or preventing a change in control of the Company.

         Dilutive Effect of Warrants and Options. In addition to the shares of Common Stock that may be issued upon the exercise of the Rights and the conversion of the Note (an aggregate of 236,825 shares), the Company has reserved for issuance 2,391,104 shares of Common Stock upon the exercise or conversion, as appropriate, of outstanding options, warrants, convertible notes and convertible preferred stock. If the options, warrants, notes and preferred stock are exercised or converted, as appropriate, the percentage of Common Stock then held by the existing stockholders will be reduced. These options, warrants, notes and preferred stock can be expected to be exercised at a time when the Company would be able to obtain funds from the sale of Common Stock or other securities at a price higher than the exercise price thereof.

                                 USE OF PROCEEDS

        The Shares of Common Stock being offered hereby are for the account of the Selling Stockholder. Accordingly, the Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. See "Selling Stockholder."

                               SELLING STOCKHOLDER

        The following table sets forth certain information with respect to Selling Stockholder. The number of Shares that may actually be sold by the Selling Stockholder will be determined by such Selling Stockholder, and may depend upon a number of factors, including, among other things, the market price of the Common Stock. The table below sets forth information as of June 25, 1997, concerning the beneficial ownership of Common Stock of the Selling Stockholder. All information concerning beneficial ownership has been furnished by the Selling Stockholder.


                                           Shares of Common           Shares of Common           Shares of Common
                                             Stock Owned               Stock Offered                Stock Owned
                                           Before Offering             in the Offering             After Offering
                                     ----------------------------      ---------------          -----------------------

     Name of Stockholder              Number(1)       Percent(2)            Number               Number         Percent
----------------------------         -----------     ------------          --------             --------       --------
Alan McGeorge,                         398,650            7.3%            244,804(3)               (4)            (4)
as attorney

---------------

(1) Represents those shares of Common Stock held by the Selling Stockholder together with those shares that such Selling Stockholder has the right to acquire within 60 days from the date of this Prospectus.
(2) The percentages indicated are based on 5,246,072 shares of Common Stock issued and outstanding as of June 25, 1997.

(3) Includes 75,000 shares which are issuable upon exercise of the Rights and 161,825 shares issuable upon complete conversion of the Note in principal amount of $566,386. The Rights are only exercisable upon the occurrence of certain events.

(4) Because the Selling Stockholder may sell all, some or none of the Shares that he holds, and because the offering contemplated by this Prospectus is not now a "firm commitment" underwritten offering, no estimate can be given as to the number of Shares that will be held by the Selling Stockholder upon or prior to termination of this offering. See "Plan of Distribution."

        The Selling Stockholder identified above may have sold, transferred or otherwise disposed of all or a portion of his Shares since the date on which he provided the information regarding his Common Stock in transactions exempt from the registration requirements of the Securities Act. Additional information concerning the above listed Selling Stockholder may be set forth from time to time in prospectus supplements to this Prospectus. See "Plan of Distribution."

        Pursuant to certain agreements between the Company and the Selling Stockholder, the Company has agreed to file the Registration Statement to which this Prospectus forms a part for the purpose of registering the potential resale of the Shares.

        Except as specifically set forth herein, the Selling Stockholder has, and within the past three years has had, no position, office or other material relationship with the Company or any of its predecessors or affiliates. Between August 15, 1996 and December 31, 1996, the Selling Stockholder was an employee of the Company and prior thereto was the principal stockholder and an executive officer and a director of an entity acquired by the Company.


                              PLAN OF DISTRIBUTION

        Sales of the Shares may be made from time to time by the Selling Stockholder, or, subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. Such sales may be made on The Nasdaq National Market, in another over-the-counter market, on a national securities exchange (any of which may involve crosses and block transactions), in privately negotiated transactions or otherwise or in a combination of such transactions at prices and at terms then prevailing or at prices related to the then current market price, or at privately negotiated prices. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. Without limiting the generality of the foregoing, the Shares may be sold in one or more of the following types of transactions: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate in the resales.

        In connection with distributions of the Shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares registered hereunder in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell Shares short and deliver the Shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell pursuant to this Prospectus. The Selling Stockholder may also pledge the Shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged Shares pursuant to this Prospectus.

        Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholder in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

        Information as to whether underwriters who may be selected by the Selling Stockholder, or any other broker-dealer, is acting as principal or agent for the Selling Stockholder, the compensation to be received by underwriters who may be selected by the Selling Stockholder, or any broker-dealer, acting as principal or agent for the Selling Stockholder and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this Prospectus (the "Prospectus Supplement"). Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this Prospectus, including the Prospectus Supplement, if any, to any person who purchases any of the Shares from or through such dealer or broker.

        The Company has advised the Selling Stockholder that during such time as they may be engaged in a distribution of the Shares included herein they are required to comply with Regulation M promulgated under the Exchange Act. In general, Regulation M precludes the Selling Shareholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods." Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

        It is anticipated that the Selling Stockholder will offer all of the Shares for sale. Further, because it is possible that a significant number of Shares could be sold at the same time hereunder, such sales, or the possibility thereof, may have a depressive effect on the market price of the Company's Common Stock.


                                  LEGAL MATTERS

        Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Parker Duryee Rosoff & Haft, New York, New York 10017.


                                     EXPERTS

        The consolidated financial statements of Community Medical Transport, Inc. and subsidiaries included in the Company's annual report on Form 10-KSB for the year ended December 31, 1996 incorporated herein by reference have been audited by Richard A. Eisner & Company, LLP, independent auditors, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the report of said firm given upon their authority as experts in accounting and auditing.

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

        The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the Common Stock being offered hereby:

          SEC Registration Fee........................................ $    226
          Printing registration statement and other documents.........    2,500*
          Legal fees and expenses.....................................    5,000*
          Accounting fees and expenses................................    1,500*
          Blue Sky expenses...........................................    1,500*
          Miscellaneous expenses......................................      274*
                                                                       ---------
                                                                        $11,000*
                                                                       =========
-------------------
* Estimated

Item 15.  Indemnification of Directors and Officers.

        Article 7 of the Certificate of Incorporation of the Company contains the following provision which provides for the indemnification of directors and officers of the Company:

              7. The Corporation shall, to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such provisions from and against any and all of the expenses, liabilities or other matters referred to in or covered by such provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation shall pay in advance of the final disposition of such action, suit or proceeding any and all expenses incurred by such Indemnitee upon the receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 7.

        In accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware ("DGCL"), Article 8 of the Certificate of Incorporation of the Company eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(b)(7).

        The Registration Rights Agreement provides for reciprocal indemnification between the Company and its controlling persons on the one hand and the Selling Stockholder and their respective controlling persons on the other hand against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933.

        The Company intends to enter into an agreement with each of its officers and directors pursuant to which they will be indemnified to the fullest extent permitted under the DGCL. The Company may also obtain and maintain its own insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws.

Item 16.  Exhibits and Financial Statement Schedules.

Exhibit
 Number                                     Description of Exhibit
-------                                     ----------------------

  4.01    --       Specimen Certificate representing the Common Stock, par value
                   $.001 per share (1)
  5.01    --       Opinion of Parker Duryee Rosoff & Haft
 23.01    --       Consent of Richard A. Eisner & Company, LLP
 23.02    --       Consent of Parker Duryee Rosoff & Haft  (included in Exhibit
                   5.01 hereof)
 24.01    --       Power of attorney (included in the signature page of Part II of this Registration Statement)
---------------

(1)   Such Exhibit was filed with the Company's Registration Statement
      (File No. 33-80338) declared effective September 30, 1994 and is hereby incorporated by reference.


Item 17.  Undertakings.

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to Item 15 of Part II of the Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 27, 1997.

                               COMMUNITY MEDICAL TRANSPORT, INC.

                               By: /s/ Dean L. Sloane
                                   -------------------------------------------
                                       Dean L. Sloane
                                       President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dean L. Sloane and Craig V. Sloane, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

        Signature                         Title                                   Date
        ---------                         -----                                   ----

/s/ Dean L. Sloane           Director, President and Chief Executive              June 27, 1997
-----------------------      Officer (Principal Executive Officer)
Dean L. Sloane

/s/ Donald J.Panos           Chief Financial Officer                              June 27, 1997
-----------------------      (Principal Financial Officer and
Donald J. Panos              Principal Accounting Officer)


/s/ Craig V.  Sloane         Vice President - Operations, Secretary               June 27, 1997
-----------------------      and Director
Craig V. Sloane

/s/ Bernard M. Kruger        Director                                             June 27, 1997
-----------------------
Bernard M. Kruger

/s/ Lucius J. Riccio         Director                                             June 27, 1997
-----------------------
Lucius J. Riccio
